Exhibit 99.1

Contact: Mark J. Grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Reports Net Income of $6.0 Million in Third Quarter

Walla Walla, WA – October 19, 2011 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported net income of $6.0 million in the third quarter ended September 30, 2011, compared to net income of $2.2 million in the immediately preceding quarter and a net loss of $42.7 million in the third quarter a year ago.  In the first nine months of the year, Banner reported net income of $387,000 compared to a net loss of $49.2 million in the first nine months of 2010.

“Banner’s results in the third quarter provided further evidence of the success we are having in executing our strategies and priorities to strengthen the franchise through our super community bank model,” said Mark J. Grescovich, President and Chief Executive Officer.  “The resulting profitability continues to reflect strong revenue generation from an expanded net interest margin and increased net interest income, as well as increased deposit and payment processing fees and improved mortgage banking operations.  Our return to profitability for the last two quarters, and now on a year-to-date basis, reflects significant progress on three of the key objectives of those strategies:  reducing the adverse effect of non-performing assets, reducing our cost of funds and increasing client relationships.

“Additionally, Banner’s credit quality metrics further improved during the third quarter, with non-performing loans, real estate owned and total non-performing asset levels all decreasing at September 30, 2011 compared to the prior quarter end, leading to reduced credit costs for the current quarter and nine month period.  Also notable for the quarter was a significant increase in core deposits, particularly non-interest-bearing deposits, as we experienced strong growth in balances and new client relationships.”

Banner’s third quarter 2011 results included a net recovery of $3.0 million of principal and $881,000 of interest as a result of the full cash repayment of a security that had been written off a year earlier as an other-than-temporary impairment (OTTI) charge.  That recovery was partially offset by a net loss of $1.0 million for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value.  In the immediately preceding quarter, Banner’s results included a net gain of $1.9 million for fair value adjustments with no OTTI charges.  In the third quarter of 2010, Banner recorded the $3.0 million OTTI charge, which was partially offset by a net gain of $1.4 million for fair value adjustments.

In the third quarter of 2011, Banner paid a $1.6 million dividend on the $124 million of senior preferred stock it issued to the U.S. Treasury under the Capital Purchase Program.  In addition, Banner accrued $425,000 for related discount accretion.  Including the preferred stock dividend and related accretion, net income available to common shareholders was $0.24 per share for the quarter ended September 30, 2011, compared to net income to common shareholders of $0.01 per share in the second quarter of 2011 and a net loss to common shareholders of $2.83 per share for the third quarter a year ago.

Credit Quality

“Credit costs were further reduced from recent quarters and were significantly below those a year ago as we continued to make meaningful progress at reducing problem assets,” said Grescovich.  “Although credit costs remained well above our long-term expectations, reflecting the persistent weak economic environment and additional declines in property values, our capital and reserve levels are substantial and our coverage ratio relative to non-performing loans again increased.  Charge-offs and delinquencies as well as real estate owned expenses and valuation adjustments continued to be concentrated in loans for the construction of single-family homes and residential land development projects.  However, our exposure to one-to-four family residential construction and land development loans has continued to decline and at the end of September had been reduced to 7.5% of our loan portfolio.  While we are encouraged by the pace of problem asset resolutions, we will remain diligent in our efforts to further improve our risk profile and continue to reduce credit costs in future periods.”

Banner recorded a $5.0 million provision for loan losses in the third quarter of 2011, compared to $8.0 million in the preceding quarter and $20.0 million in the third quarter of 2010.  The allowance for loan losses at September 30, 2011 totaled $86.1 million, representing 2.67% of total loans outstanding and 104% of non-performing loans.  Non-performing loans decreased to $83.1 million at September 30, 2011, compared to $115.2 million in the immediately preceding quarter and $170.3 million a year earlier.

Banner’s real estate owned and repossessed assets decreased to $66.5 million at September 30, 2011, compared to $71.3 million three months earlier and $107.3 million a year earlier.  Net charge-offs in the third quarter of 2011 totaled $10.9 million, or 0.33% of average loans outstanding, compared to $13.6 million, or 0.41% of average loans outstanding for the second quarter of 2011 and $19.1

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BANR-Third Quarter 2011 Results
October 19, 2011

million, or 0.53% of average loans outstanding for the third quarter a year ago.  For the first nine months of 2011, net charge-offs were $41.3 million, compared to $48.8 million in the first nine months of 2010.  Non-performing assets decreased to $151.6 million at September 30, 2011, compared to $188.4 million in the preceding quarter and $278.2 million a year ago.  At September 30, 2011, Banner’s non-performing assets were 3.53% of total assets, compared to 4.48% at the end of the preceding quarter and 6.05% a year ago.

One-to-four family residential construction, land and land development loans were $242.7 million, or 7.5% of the total loan portfolio at September 30, 2011, compared to $364.3 million, or 10.4% of the total loan portfolio a year earlier.  The geographic distribution of these residential construction, land and land development loans was approximately $72.2 million, or 30%, in the greater Puget Sound market, $110.6 million, or 45%, in the greater Portland, Oregon market and $5.2 million, or 2%, in the greater Boise, Idaho market as of September 30, 2011.  The remaining $54.7 million, or 23%, was distributed in the various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.

Income Statement Review

“The realignment of our delivery platforms and execution by our sales teams as well as further maturing of our expanded branch system along with a new targeted marketing campaign have allowed Banner Bank to add client relationships and increase core deposits.  That growth has enabled us to significantly reduce our cost of funds during the first nine months of this year through changes in our deposit mix and pricing strategies and has supported increased deposit fees despite the adverse impact of regulatory changes on overdraft revenues.  The reduced cost of funds coupled with changes in our asset mix and the collection of interest on the security that had previously been written off made it possible for us to maintain a strong net interest margin similar to the immediately preceding quarter and to increase it by 47 basis points compared to the third quarter a year ago, despite continued downward pressure on asset yields,” said Grescovich.  Banner’s net interest margin was 4.10% for the third quarter of 2011, compared to 4.09% in the preceding quarter and 3.63% in the third quarter a year ago.  For the first nine months of 2011, Banner’s net interest margin was 4.04%, a 41 basis point improvement compared to 3.63% for the first nine months of 2010.

Deposit costs decreased by 10 basis points compared to the preceding quarter and 59 basis points compared to the third quarter a year earlier.  Funding costs for the third quarter of 2011 also decreased 10 basis points compared to the previous quarter and 56 basis points from the third quarter a year ago.  Asset yields decreased eight basis points compared to the prior quarter and decreased six basis points from the third quarter a year ago.  Loan yields declined 11 basis points compared to the preceding quarter and decreased 16 basis points from the third quarter a year ago.  Nonaccruing loans reduced the margin by approximately 21 basis points in the third quarter of 2011 compared to approximately 23 basis points in the preceding quarter and approximately 33 basis points in the third quarter of 2010.

“The continued growth in core deposits, lower funding costs and reduced drag from non-performing assets over the past year have resulted in significant improvement in our net interest margin and have led to a solid increase in our revenues from core operations compared to the same quarter and nine-month period a year earlier,” said Grescovich.  Net interest income, before the provision for loan losses, was $41.7 million in the third quarter of 2011, compared to $41.2 million in the preceding quarter and $39.9 million in the third quarter a year ago.  For the first nine months of 2011, net interest income, before the provision for loan losses, increased 5% to $123.0 million, compared to $117.0 million for the first nine months of 2010.  Revenues from core operations* (net interest income before the provision for loan losses plus total other operating income excluding fair value and other-than-temporary impairment (OTTI) adjustments) was $50.1 million in the third quarter of 2011, compared to $48.5 million in the second quarter of 2011 and $49.2 million in the third quarter a year ago.  Year-to-date, revenues from core operations increased nearly 4% to $145.7 million, compared to $140.4 million in the same period a year earlier.

Total other operating income, which includes the changes in the valuation of financial instruments and OTTI adjustments, was $10.3 million in the third quarter of 2011 compared to $9.3 million in the preceding quarter and $7.7 million in the third quarter a year ago.  For the first nine months of the year, total other operating income was $26.8 million, compared to $21.6 million for the first nine months of 2010.  In addition to net fair value adjustments, the quarter and nine months ended September 30, 2011 included a $3.0 million recovery of a prior period OTTI charge, while the quarter and nine months ended September 30, 2010 had net OTTI charges of $3.0 million and $4.2 million, respectively.  Total other operating income from core operations* (other operating income excluding fair value and OTTI adjustments) for the current quarter was $8.4 million, compared to $7.3 million for the preceding quarter and $9.3 million for the third quarter a year ago.  For the first nine months of 2011, total other operating income from core operations* was $22.7 million compared to $23.3 million for the first nine months of 2010.

Deposit fees and other service charges were $6.1 million in the third quarter of 2011 compared to $5.7 million both in the preceding quarter and in the third quarter a year ago.  Income from mortgage banking operations increased to $1.4 million in the third quarter of 2011, compared to $855,000 in the immediately preceding quarter, but was lower than the $2.5 million recorded in the third quarter of 2010.  For the nine months ended September 30, 2011, deposit fees were $17.1 million and mortgage banking revenues were $3.2 million compared to $16.5 million and $4.3 million, respectively, for the same nine month period a year earlier.

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BANR-Third Quarter 2011 Results
October 19, 2011

“Operating expenses for the third quarter of 2011 decreased compared to the same quarter a year ago, largely due to lower costs associated with the real estate owned portfolio, particularly valuation adjustments,” said Grescovich.  “However, we did record additional significant valuation adjustments during the quarter as real estate values remained under pressure.  Aside from these real estate owned costs, our operating expenses were little changed from recent quarters as increased compensation, professional services and payment processing costs were partially offset by decreased advertising and marketing expenditures and lower deposit insurance expense.  While we are working diligently to control operating expenses, we expect collection expenses and costs associated with real estate owned to remain elevated in the near term.  However, these credit costs should continue to decline as further problem asset resolution occurs.”

Total other operating expenses, or non-interest expenses, were $41.0 million in the third quarter of 2011, compared to $40.3 million in the preceding quarter and $46.3 million in the third quarter a year ago.  For the first nine months of 2011, total other operating expenses were $119.4 million compared to $119.8 million for the first nine months of 2010.

*Earnings information excluding fair value and OTTI adjustments (alternately referred to as total other operating income from core operations or revenues from core operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter’s results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Balance Sheet Review

“As expected, loan balances declined further in the third quarter as we continued planned reductions in land loans, as well as other non-performing loans.  In addition, demand for new loans continued to be relatively modest and line utilizations remained low, although our agricultural loan funding did exhibit a normal seasonal increase,” said Grescovich.  “However, our production levels of targeted loans was encouraging and the disciplined calling efforts and consistent execution by our bankers are resulting in a stronger loan pipeline—particularly for commercial business loans.”

Net loans were $3.14 billion at September 30, 2011, compared to $3.21 billion at June 30, 2011 and $3.40 billion a year ago.  At September 30, 2011, one-to-four family construction loans increased seasonally to $145.8 million, an increase of $5.1 million for the quarter but a decrease of $28.5 million over the past year.  One-to-four family construction loans have been reduced by $509.2 million from their peak quarter-end balance of $655.0 million at June 30, 2007.  Similarly, total construction, land and land development loans have declined by $918.9 million from their peak quarter-end balance of $1.24 billion at June 30, 2007.

Commercial and agricultural business loans increased to $792.4 million at September 30, 2011 compared to $774.7 million at June 30, 2011, but were slightly lower than the combined $807.1 million balance a year earlier, as line utilizations remained low.  Commercial and multi-family real estate loans were $1.20 billion at September 30, 2011, reflecting a modest decrease from $1.24 billion at June 30, 2011 and $1.21 billion a year earlier.

Total assets were $4.29 billion at September 30, 2011, compared to $4.21 billion at the end of the preceding quarter and $4.60 billion a year ago.  Deposits totaled $3.54 billion at September 30, 2011, compared to $3.47 billion at the end of the preceding quarter and $3.76 billion a year ago.  Non-interest-bearing accounts increased 24% to $763.0 million at September 30, 2011, compared to $613.3 million a year ago.  At June 30, 2011 non-interest-bearing accounts totaled $645.8 million.  At September 30, 2011, interest-bearing transaction and savings accounts were $1.46 billion, compared to $1.42 billion at the end of the preceding quarter and $1.46 billion a year ago.

“We are encouraged by the success we are having in adding non-interest-bearing and other transaction and savings accounts, which is allowing us to reduce our reliance on higher cost certificates of deposit as well as providing additional opportunities to earn deposit fees,” said Grescovich. “This strategy continues to help improve our cost of funds and has led to the expansion our net interest margin and revenue growth.  Further, in the third quarter we had an exceptional increase in non-interest-bearing deposit balances, which in addition to account growth reflected significant average balance growth for many of our business customers.”

At September 30, 2011, total stockholders’ equity was $521.5 million, including $120.3 million attributable to preferred stock, and common stockholders’ equity was $401.2 million, or $23.61 per share.  During 2010, Banner completed a common stock offering, issuing a total of 85,639,000 shares in the offering, resulting in net proceeds of approximately $161.6 million.  In May 2011, Banner announced a 1-for-7 reverse stock split, which took effect on June 1, 2011.  Every seven shares of Banner’s pre-split common shares were automatically consolidated into one post-split share.  Taking the reverse stock split into account, Banner had 17.0 million shares outstanding at September 30, 2011, compared to 15.9 million shares outstanding a year ago.  Tangible common stockholders’ equity, which excludes preferred stock and other intangibles, was $ 394.3 million at September 30, 2011, or 9.20% of tangible assets, compared to $383.7 million, or 9.14% of tangible assets at June 30, 2011 and $397.0 million, or 8.65% of tangible assets a year ago.  Tangible book value per common share was $23.20 at September 30, 2011.

Augmented by the stock offering and continued sales of common stock under its Dividend Reinvestment and Direct Stock Purchase and Sale Plan (DRIP), Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation used a significant

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BANR-Third Quarter 2011 Results
October 19, 2011

portion of the net proceeds from the offering to strengthen Banner Bank’s regulatory capital ratios while retaining the balance for general working capital purposes, including additional capital investments in its subsidiary banks if appropriate.  Through September 30, 2011, Banner Corporation had invested $110.0 million of the net proceeds as additional paid-in common equity in Banner Bank, although no additional equity investment has been made during the current year.  Banner Corporation’s Tier 1 leverage capital to average assets ratio was 13.19% and its total capital to risk-weighted assets ratio was 17.94% at September 30, 2011.  Banner Bank’s Tier 1 leverage ratio was 11.61% at September 30, 2011, which is in excess of the 10% minimum level targeted in its Memorandum of Understanding with the Federal Deposit Insurance Corporation (FDIC) and the Washington State Department of Financial Institutions (Washington DFI).

Conference Call

Banner will host a conference call on Thursday, October 20, 2011, at 8:00 a.m. PDT, to discuss its third quarter results.  The conference call can be accessed live by telephone at (480) 629-9771 to participate in the call.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  A replay will be available for a week at (303) 590-3030, using access code 4474508.

About the Company

Banner Corporation is a $4.29 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets and may result in our allowance for loan losses not being adequate to cover actual losses; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates and the relative differences between short and long-term interest rates, loan and deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of us by the Board of Governors of the Federal Reserve System and of our bank subsidiaries by the FDIC, the Washington DFI or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, institute a formal or informal enforcement action against us or any of the Banks which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our compliance with regulatory enforcement actions; the requirements and restrictions that have been imposed upon Banner and Banner Bank under the memoranda of understanding with the Federal Reserve Bank of San Francisco (in the case of Banner) and the FDIC and the Washington DFI (in the case of Banner Bank) and the possibility that Banner and Banner Bank will be unable to fully comply with the memoranda of understanding, which could result in the imposition of additional requirements or restrictions; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; our ability to attract and retain deposits; increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets and liabilities, which estimates may prove to be incorrect and result in significant changes in valuations; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our business strategies; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common and preferred stock and interest or principal payments on our junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the economic impact of war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; future legislative changes in the United States Department of Treasury  Troubled Asset Relief Program Capital Purchase Program; and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2011 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

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BANR-Third Quarter 2011 Results
October 19, 2011

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2011	Jun 30, 2011	Sep 30, 2010	Sep 30, 2011	Sep 30, 2010

INTEREST INCOME:
Loans receivable	$45,641	$46,846	$51,162	$139,242	$156,394
Mortgage-backed securities	799	859	972	2,533	3,143
Securities and cash equivalents	3,121	2,183	2,116	7,337	6,317
	49,561	49,888	54,250	149,112	165,854

INTEREST EXPENSE:
Deposits	6,169	7,014	12,301	20,995	42,799
Federal Home Loan Bank advances	64	64	323	306	1,004
Other borrowings	559	568	604	1,706	1,864
Junior subordinated debentures	1,041	1,041	1,100	3,120	3,174
	7,833	8,687	14,328	26,127	48,841
Net interest income before provision for loan losses	41,728	41,201	39,922	122,985	117,013

PROVISION FOR LOAN LOSSES	5,000	8,000	20,000	30,000	50,000
Net interest income	36,728	33,201	19,922	92,985	67,013

OTHER OPERATING INCOME:
Deposit fees and other service charges	6,096	5,693	5,702	17,068	16,494
Mortgage banking operations	1,401	855	2,519	3,218	4,284
Loan servicing fees	289	397	146	942	774
Miscellaneous	586	369	919	1,448	1,788
	8,372	7,314	9,286	22,676	23,340
Other-than-temporary impairment recovery (loss)	3,000	--	(3,000)	3,000	(4,231)
Net change in valuation of financial instruments carried at fair value	(1,032)	1,939	1,366	1,163	2,453
Total other operating income	10,340	9,253	7,652	26,839	21,562

OTHER OPERATING EXPENSE:
Salary and employee benefits	18,226	18,288	17,093	53,769	50,445
Less capitalized loan origination costs	(1,929)	(1,948)	(1,731)	(5,597)	(5,076)
Occupancy and equipment	5,352	5,436	5,546	16,182	16,731
Information / computer data services	1,547	1,521	1,501	4,635	4,601
Payment and card processing services	2,132	1,939	2,018	5,718	5,125
Professional services	1,950	1,185	1,500	4,807	4,661
Advertising and marketing	1,602	1,903	2,025	5,245	5,717
Deposit insurance	1,299	1,389	2,282	4,657	6,623
State/municipal business and use taxes	553	544	630	1,591	1,643
Real estate operations	6,698	6,568	11,757	17,897	18,981
Amortization of core deposit intangibles	554	570	600	1,721	1,859
Miscellaneous	3,054	2,860	3,107	8,812	8,457
Total other operating expense	41,038	40,255	46,328	119,437	119,767
Income (loss) before provision for (benefit from) income taxes	6,030	2,199	(18,754)	387	(31,192)

PROVISION FOR (BENEFIT FROM ) INCOME TAXES	--	--	23,988	--	18,013
NET INCOME (LOSS)	6,030	2,199	(42,742)	387	(49,205)

PREFERRED STOCK DIVIDEND AND DISCOUNT ACCRETION:
Preferred stock dividend	1,550	1,550	1,550	4,650	4,650
Preferred stock discount accretion	425	425	398	1,276	1,195
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$4,055	$224	$(44,690)	$(5,539)	$(55,050)

Earnings (loss) per share available to common shareholder
Basic	$0.24	$0.01	$(2.83)	$(0.33)	$(7.31)
Diluted	$0.24	$0.01	$(2.83)	$(0.33)	$(7.31)

Cumulative dividends declared per common share	$0.01	$0.01	$0.07	$0.09	$0.21

Weighted average common shares outstanding
Basic	16,808,589	16,535,082	15,787,838	16,540,398	7,527,149
Diluted	16,837,324	16,535,082	15,787,838	16,569,133	7,527,149

Common shares issued in connection with exercise of stock options or DRIP	346,489	227,534	178,886	852,963	595,335

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BANR-Third Quarter 2011 Results
October 19, 2011

FINANCIAL CONDITION
(in thousands except shares and per share data)	Sep 30, 2011	Jun 30, 2011	Sep 30, 2010	Dec 31, 2010

ASSETS
Cash and due from banks	$53,503	$48,246	$46,146	$39,756
Federal funds and interest-bearing deposits	234,824	168,198	441,977	321,896
Securities - at fair value	85,419	89,374	101,760	95,379
Securities - available for sale	383,670	287,255	153,903	200,227
Securities - held to maturity	79,289	76,596	66,929	72,087
Federal Home Loan Bank stock	37,371	37,371	37,371	37,371

Loans receivable:
Held for sale	2,003	1,907	3,545	3,492
Held for portfolio	3,223,243	3,304,760	3,494,557	3,399,625
Allowance for loan losses	(86,128)	(92,000)	(96,435)	(97,401)
	3,139,118	3,214,667	3,401,667	3,305,716

Accrued interest receivable	16,101	15,907	17,866	15,927
Real estate owned held for sale, net	66,459	71,205	107,159	100,872
Property and equipment, net	92,454	93,532	98,300	96,502
Other intangibles, net	6,887	7,442	9,210	8,609
Bank-owned life insurance	58,058	57,578	56,141	56,653
Other assets	38,611	38,696	58,758	55,087
	$4,291,764	$4,206,067	$4,597,187	$4,406,082
LIABILITIES

Deposits:
Non-interest-bearing	$763,008	$645,778	$613,313	$600,457
Interest-bearing transaction and savings accounts	1,461,383	1,422,290	1,459,756	1,433,248
Interest-bearing certificates	1,313,043	1,398,332	1,687,417	1,557,493
	3,537,434	3,466,400	3,760,486	3,591,198

Advances from Federal Home Loan Bank at fair value	10,572	10,572	46,833	43,523
Customer repurchase agreements and other borrowings	139,704	136,285	178,134	175,813

Junior subordinated debentures at fair value	48,770	47,986	48,394	48,425

Accrued expenses and other liabilities	19,593	19,115	24,624	21,048
Deferred compensation	14,200	14,683	13,877	14,603
	3,770,273	3,695,041	4,072,348	3,894,610

STOCKHOLDERS' EQUITY

Preferred stock - Series A	120,276	119,851	118,602	119,000
Common stock	523,284	517,782	506,418	509,457
Retained earnings (accumulated deficit)	(122,384)	(126,268)	(99,575)	(115,348)
Other components of stockholders' equity	315	(339)	(606)	(1,637)
	521,491	511,026	524,839	511,472
	$4,291,764	$4,206,067	$4,597,187	$4,406,082

Common Shares Issued:
Shares outstanding at end of period	17,031,249	16,668,694	15,923,128	16,164,781
Less unearned ESOP shares at end of period	34,340	34,340	34,340	34,340
Shares outstanding at end of period excluding unearned ESOP shares	16,996,909	16,634,354	15,888,788	16,130,441

Common stockholders' equity per share (1)	$23.61	$23.52	$25.57	$24.33
Common stockholders' tangible equity per share (1) (2)	$23.20	$23.07	$24.99	$23.80

Tangible common stockholders' equity to tangible assets	9.20%	9.14%	8.65%	8.73%
Consolidated Tier 1 leverage capital ratio	13.19%	12.90%	12.12%	12.24%

(1)	- Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	- Tangible common equity excludes preferred stock, goodwill, core deposit and other intangibles.

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BANR-Third Quarter 2011 Results
October 19, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Sep 30, 2011	Jun 30, 2011	Sep 30, 2010	Dec 31, 2010
LOANS (including loans held for sale):
Commercial real estate
Owner occupied	$474,863	$507,751	$526,599		$515,093
Investment properties	586,652	582,569	534,338		550,610
Multifamily real estate	134,146	147,951	150,396		134,634
Commercial construction	38,124	35,790	64,555		62,707
Multifamily construction	16,335	20,552	48,850		27,394
One- to four-family construction	145,776	140,669	174,312		153,383
Land and land development
Residential	96,875	128,920	189,948		167,764
Commercial	19,173	29,347	24,697		32,386
Commercial business	580,876	566,243	596,152		585,457
Agricultural business including secured by farmland	211,571	208,485	210,904		204,968
One- to four-family real estate	639,909	658,216	681,138		682,924
Consumer	98,794	97,396	106,922		99,761
Consumer secured by one- to four-family real estate	182,152	182,778	189,291		186,036
Total loans outstanding	$3,225,246	$3,306,667	$3,498,102		$3,403,117
Restructured loans performing under their restructured terms	$51,990	$55,652	$46,243		$60,115
Loans 30 - 89 days past due and on accrual	$7,895	$11,560	$18,242		$28,847
Total delinquent loans (including loans on non-accrual)	$91,044	$126,805	$188,584		$180,336
Total delinquent loans / Total loans outstanding	2.82%	3.83%	5.39%		5.30%

GEOGRAPHIC CONCENTRATION OF LOANS AT
September 30, 2011	Washington	Oregon	Idaho	Other		Total

Commercial real estate
Owner occupied	$355,741	$66,103	$49,755		$3,264	$474,863
Investment properties	444,282	94,764	42,301		5,305	586,652
Multifamily real estate	117,663	7,720	8,328		435	134,146
Commercial construction	22,185	954	14,985		- -	38,124
Multifamily construction	16,335	- -	- -		- -	16,335
One- to four-family construction	81,325	62,498	1,953		- -	145,776
Land and land development
Residential	44,912	45,262	6,701		- -	96,875
Commercial	16,827	897	1,449		- -	19,173
Commercial business	388,047	88,986	68,617		35,226	580,876
Agricultural business including secured by farmland	111,249	43,558	56,696		68	211,571
One- to four-family real estate	398,733	212,494	26,402		2,280	639,909
Consumer	69,686	23,932	5,176		- -	98,794
Consumer secured by one- to four-family real estate	124,257	44,507	12,620		768	182,152
Total loans outstanding	$2,191,242	$691,675	$294,983		$47,346	$3,225,246

Percent of total loans	67.9%	21.4%	9.1%		1.6%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
September 30, 2011	Washington	Oregon	Idaho	Other		Total

Residential
Acquisition & development	$14,118	$22,738	$4,153	$	- -	$41,009
Improved lots	16,837	19,470	533		- -	36,840
Unimproved land	13,957	3,054	2,015		- -	19,026
Total residential land and development	$44,912	$45,262	$6,701	$	- -	$96,875
Commercial & industrial
Acquisition & development	$4,200	$ - -	$481	$	- -	$4,681
Improved land	6,094	- -	197		- -	6,291
Unimproved land	6,533	897	771		- -	8,201
Total commercial land and development	$16,827	$897	$1,449	$	- -	$19,173

(more)

BANR-Third Quarter 2011 Results
October 19, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
		Quarters Ended		Nine Months Ended
CHANGE IN THE	Sep 30, 2011	Jun 30, 2011	Sep 30, 2010	Sep 30, 2011	Sep 30, 2010
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$92,000	$97,632	$95,508	$97,401	$95,269

Provision	5,000	8,000	20,000	30,000	50,000

Recoveries of loans previously charged off:
Commercial real estate	1	15	- -	16	- -
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	89	716	163	840	785
One- to four-family real estate	34	29	54	115	125
Commercial business	414	76	204	571	2,089
Agricultural business, including secured by farmland	10	5	9	15	9
Consumer	69	84	77	231	205
	617	925	507	1,788	3,213
Loans charged off:
Commercial real estate	(1,644)	(1,871)	(1)	(4,504)	(93)
Multifamily real estate	- -	(244)	- -	(671)	- -
Construction and land	(6,445)	(6,077)	(11,802)	(23,059)	(31,781)
One- to four-family real estate	(2,483)	(1,894)	(1,134)	(6,586)	(5,377)
Commercial business	(863)	(3,993)	(5,802)	(7,224)	(12,033)
Agricultural business, including secured by farmland	- -	(166)	(492)	(289)	(1,480)
Consumer	(54)	(312)	(349)	(728)	(1,283)
	(11,489)	(14,557)	(19,580)	(43,061)	(52,047)
Net charge-offs	(10,872)	(13,632)	(19,073)	(41,273)	(48,834)
Balance, end of period	$86,128	$92,000	$96,435	$86,128	$96,435

Net charge-offs / Average loans outstanding	0.33%	0.41%	0.53%	1.24%	1.34%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2011	Jun 30, 2011	Sep 30, 2010	Dec 31, 2010
Specific or allocated loss allowance
Commercial real estate	$14,217	$13,087	$6,988	$11,779
Multifamily real estate	2,958	5,404	3,870	3,963
Construction and land	22,683	25,976	38,666	33,121
Commercial business	16,894	19,912	23,114	24,545
Agricultural business, including secured by farmland	1,192	1,409	2,486	1,846
One- to four-family real estate	11,249	8,254	3,555	5,829
Consumer	1,277	1,445	1,899	1,794
Total allocated	70,470	75,487	80,578	82,877

Estimated allowance for undisbursed commitments	508	1,001	1,534	1,426
Unallocated	15,150	15,512	14,323	13,098
Total allowance for loan losses	$86,128	$92,000	$96,435	$97,401

Allowance for loan losses / Total loans outstanding	2.67%	2.78%	2.76%	2.86%

Allowance for loan losses / Non-performing loans	104%	80%	57%	64%

(more)

BANR-Third Quarter 2011 Results
October 19, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2011	Jun 30, 2011	Sep 30, 2010		Dec 31, 2010

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$8,908	$22,421	$17,709		$24,727
Multifamily	- -	1,560	1,758		1,889
Construction and land	35,841	53,529	95,317		75,734
One- to four-family	15,274	15,435	17,026		16,869
Commercial business	15,754	15,264	24,975		21,100
Agricultural business, including secured by farmland	1,301	1,342	6,519		5,853
Consumer	4,232	4,400	2,531		2,332
	81,310	113,951	165,835		148,504

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	- -	- -	437		- -
Multifamily	- -	- -	- -		- -
Construction and land	- -	- -	1,469		- -
One- to four-family	1,111	622	2,089		2,955
Commercial business	687	1	350		- -
Agricultural business, including secured by farmland	- -	545	- -		- -
Consumer	41	126	162		30
	1,839	1,294	4,507		2,985
Total non-performing loans	83,149	115,245	170,342		151,489
Securities on non-accrual	1,942	1,896	500		1,896
Real estate owned (REO) and repossessed assets	66,538	71,265	107,314		100,945
Total non-performing assets	$151,629	$188,406	$278,156		$254,330

Total non-performing assets / Total assets	3.53%	4.48%	6.05%		5.77%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
September 30, 2011	Washington	Oregon	Idaho		Other	Total
Secured by real estate:
Commercial	$8,314	$459	$135	$	- -	$8,908
Multifamily	- -	- -	- -		- -	- -
Construction and land
One- to four-family construction	4,429	2,089	470		- -	6,988
Commercial construction	1,503	- -	- -		- -	1,503
Multifamily construction	- -	- -	- -		- -	- -
Residential land acquisition & development	8,507	5,901	2,022		- -	16,430
Residential land improved lots	1,408	3,766	83		- -	5,257
Residential land unimproved	2,047	916	1,909		- -	4,872
Commercial land acquisition & development	- -	- -	- -		- -	- -
Commercial land improved	454	- -	- -		- -	454
Commercial land unimproved	337	- -	- -		- -	337
Total construction and land	18,685	12,672	4,484		- -	35,841
One- to four-family	13,805	1,499	1,081		- -	16,385
Commercial business	15,586	104	602		149	16,441
Agricultural business, including secured by farmland	704	- -	597		- -	1,301
Consumer	2,409	1,485	379		- -	4,273
Total non-performing loans	59,503	16,219	7,278		149	83,149
Securities on non-accrual	- -	- -	500		1,442	1,942
Real estate owned (REO) and repossessed assets	35,105	24,229	7,204		- -	66,538
Total non-performing assets	$94,608	$40,448	$14,982		$1,591	$151,629

(more)

BANR-Third Quarter 2011 Results
October 19, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Nine Months Ended

REAL ESTATE OWNED	Sep 30, 2011		Sep 30, 2010	Sep 30, 2011	Sep 30, 2010

Balance, beginning of period	$71,205		$101,485	$100,872	$77,743
Additions from loan foreclosures	18,881		25,694	45,715	70,906
Additions from capitalized costs	1,107		841	4,254	2,357
Dispositions of REO	(19,440)		(12,145)	(70,771)	(32,556)
Gain (loss) on sale of REO	(725)		(133)	(1,204)	(1,368)
Valuation adjustments in the period	(4,569)		(8,583)	(12,407)	(9,923)
Balance, end of period	$66,459		$107,159	$66,459	$107,159

				Quarters Ended

REAL ESTATE OWNED- FIVE COMPARATIVE QUARTERS	Sep 30, 2011		Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010

Balance, beginning of period	$71,205		$94,945	$100,872	$107,159	$101,485
Additions from loan foreclosures	18,881		11,918	14,916	16,855	25,694
Additions from capitalized costs	1,107		1,532	1,615	1,650	841
Dispositions of REO	(19,440)		(32,437)	(18,894)	(19,095)	(12,145)
Gain (loss) on sale of REO	(725)		58	(537)	(524)	(133)
Valuation adjustments in the period	(4,569)		(4,811)	(3,027)	(5,173)	(8,583)
Balance, end of period	$66,459		$71,205	$94,945	$100,872	$107,159

REAL ESTATE OWNED- BY TYPE AND STATE	Washington		Oregon	Idaho	Total

Commercial real estate	$1,901	$	- -	$2,494	$4,395
One- to four-family construction	472		3,039	- -	3,511
Land development- commercial	3,876		2,836	200	6,912
Land development- residential	21,913		13,532	2,322	37,767
Agricultural land	- -		- -	100	100
One- to four-family real estate	6,876		4,820	2,078	13,774
Total	$35,038		$24,227	$7,194	$66,459

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BANR-Third Quarter 2011 Results
October 19, 2011

DEPOSITS & OTHER BORROWINGS
	Sep 30, 2011	Jun 30, 2011	Sep 30, 2010	Dec 31, 2010
DEPOSIT COMPOSITION

Non-interest-bearing	$763,008	$645,778	$613,313	$600,457
Interest-bearing checking	362,090	356,321	359,923	357,702
Regular savings accounts	670,210	631,688	618,144	616,512
Money market accounts	429,083	434,281	481,689	459,034
Interest-bearing transaction & savings accounts	1,461,383	1,422,290	1,459,756	1,433,248
Interest-bearing certificates	1,313,043	1,398,332	1,687,417	1,557,493

Total deposits	$3,537,434	$3,466,400	$3,760,486	$3,591,198

INCLUDED IN TOTAL DEPOSITS

Public transaction accounts	$67,753	$72,181	$72,076	$64,482
Public interest-bearing certificates	69,321	69,219	82,045	81,809
Total public deposits	$137,074	$141,400	$154,121	$146,291

Total brokered deposits	$59,576	$73,161	$144,013	$102,984

INCLUDED IN OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$89,633	$85,822	$128,149	$125,140

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
September 30, 2011	Washington	Oregon	Idaho	Total

	$2,714,284	$599,077	$224,073	$3,537,434

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
September 30, 2011	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$601,721	17.94%	$268,267	8.00%
Tier 1 capital to risk-weighted assets	559,259	16.68%	134,133	4.00%
Tier 1 leverage capital to average assets	559,259	13.19%	169,615	4.00%

Banner Bank
Total capital to risk-weighted assets	503,965	15.83%	318,369	10.00%
Tier 1 capital to risk-weighted assets	463,633	14.56%	191,022	6.00%
Tier 1 leverage capital to average assets	463,633	11.61%	199,725	5.00%

Islanders Bank
Total capital to risk-weighted assets	30,585	15.49%	19,743	10.00%
Tier 1 capital to risk-weighted assets	28,111	14.24%	11,846	6.00%
Tier 1 leverage capital to average assets	28,111	11.62%	12,096	5.00%

(more)

BANR-Third Quarter 2011 Results
October 19, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Nine Months Ended

OPERATING PERFORMANCE	Sep 30, 2011	Jun 30, 2011	Sep 30, 2010	Sep 30, 2011	Sep 30, 2010

Average loans	$3,271,728	$3,333,102	$3,570,143	$3,317,986	$3,657,281
Average securities	544,468	511,273	388,711	507,210	391,440
Average interest earning cash	224,993	196,211	405,377	242,937	266,351
Average non-interest-earning assets	206,420	215,494	276,261	218,338	265,792
Total average assets	$4,247,609	$4,256,080	$4,640,492	$4,286,471	$4,580,864

Average deposits	$3,498,594	$3,504,884	$3,776,198	$3,521,272	$3,802,291
Average borrowings	270,648	283,178	334,700	291,840	352,551
Average non-interest-bearing liabilities	(41,337)	(41,253)	(36,164)	(40,792)	(37,048)
Total average liabilities	3,727,905	3,746,809	4,074,734	3,772,320	4,117,794

Total average stockholders' equity	519,704	509,271	565,758	514,151	463,070
Total average liabilities and equity	$4,247,609	$4,256,080	$4,640,492	$4,286,471	$4,580,864

Interest rate yield on loans	5.53%	5.64%	5.69%	5.61%	5.72%
Interest rate yield on securities	2.75%	2.31%	2.91%	2.49%	3.07%
Interest rate yield on cash	0.26%	0.20%	0.24%	0.23%	0.23%
Interest rate yield on interest-earning assets	4.87%	4.95%	4.93%	4.90%	5.14%

Interest rate expense on deposits	0.70%	0.80%	1.29%	0.80%	1.50%
Interest rate expense on borrowings	2.44%	2.37%	2.40%	2.35%	2.29%
Interest rate expense on interest-bearing liabilities	0.82%	0.92%	1.38%	0.92%	1.57%

Interest rate spread	4.05%	4.03%	3.55%	3.98%	3.57%

Net interest margin	4.10%	4.09%	3.63%	4.04%	3.63%

Other operating income / Average assets	0.97%	0.87%	0.65%	0.84%	0.63%

Other operating income EXCLUDING OTTI charges and change in valuation
of financial instruments carried at fair value / Average assets (1)	0.78%	0.69%	0.79%	0.71%	0.68%

Other operating expense / Average assets	3.83%	3.79%	3.96%	3.73%	3.50%

Efficiency ratio (other operating expense / revenue)	78.82%	79.79%	97.38%	79.72%	86.43%

Return (Loss) on average assets	0.56%	0.21%	(3.65%)	0.01%	(1.44%)

Return (Loss) on average equity	4.60%	1.73%	(29.97%)	0.10%	(14.21%)

Return (Loss) on average tangible equity (2)	4.67%	1.76%	(30.49%)	0.10%	(14.52%)

Average equity / Average assets	12.24%	11.97%	12.19%	11.99%	10.11%

(1)	- Earnings information excluding the fair value adjustments and goodwill impairment charge (alternately referred to as operating income (loss) from core operations and expenses from core operations) represent non-GAAP (Generally Accepted
Accounting Principles) financial measures.

(2)	- Average tangible equity excludes goodwill, core deposit and other intangibles.